UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
NURIX THERAPEUTICS, INC.
(Name of Registrant as Specified in Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NURIX THERAPEUTICS, INC.
1700 Owens Street, Suite 205
San Francisco, California, 94158
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 4, 2023
To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders (Annual Meeting) of Nurix Therapeutics, Inc. (Nurix) is scheduled to be held on Thursday, May 4, 2023, at 9:00 a.m. (Pacific Time). The meeting will be held as a virtual meeting only, via live audio webcast. You will not be able to attend the meeting in person. We believe that hosting a “virtual meeting” will enable greater stockholder attendance and participation from any location around the world.
You will be able to participate in and vote during the meeting by joining the live webcast at www.virtualshareholdermeeting.com/NRIX2023 on Thursday, May 4, 2023, at 9:00 a.m. (Pacific Time). It is important that you retain a copy of the control number found on the proxy card or voting instruction form, as such number will be required in order for stockholders to gain access to the virtual meeting.
We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:
1.
To elect three Class III directors, each to serve a three-year term through the third annual meeting of stockholders following this meeting and until his or her successor has been elected and qualified or until his or her earlier resignation or removal.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2023.
3.	To approve, on a non-binding advisory basis, the compensation of Nurix’s named executive officers as disclosed in the proxy statement for the Annual Meeting.
In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
Only stockholders of record at the close of business on March 10, 2023, are entitled to receive notice of, and to vote at, the meeting and any adjournments thereof. On or about March 24, 2023, we expect to mail to stockholders a Notice of Internet Availability of Proxy Materials (the Notice of Internet Availability) containing instructions on how to access our proxy statement for the Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended November 30, 2022. The Notice of Internet Availability also provides instructions on how to vote through the internet or by telephone and includes instructions on how to receive paper copies of the proxy materials by mail, if desired.
For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available upon request by any stockholder for any purpose relating to the meeting. Stockholders can request the list of stockholders through our investor relations website at ir.nurixtx.com/shareholder-resources/contact-ir.
Your vote as a Nurix stockholder is very important. Each share of common stock that you own represents one vote.

For questions regarding your stock ownership, you may contact us through our website at ir.nurixtx.com/shareholder-resources/contact-ir or, if you are a registered holder, our transfer agent, American Stock Transfer & Trust Company, LLC, by email through their website at http:www.astfinancial.com or by phone at (800) 937-5449. Whether or not you expect to attend the virtual meeting, we encourage you to read the proxy statement and vote through the internet or by telephone, or to request, sign and return your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “General Proxy Information” in the proxy statement.
By Order of the Board of Directors,

Arthur T. Sands, M.D., Ph.D.
President and Chief Executive Officer
San Francisco, California
March 24, 2023
Important Notice Regarding the Availability of Proxy Materials for the virtual Annual Meeting of Stockholders to be held on May 4, 2023: the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended November 30, 2022 are available at http://www.proxyvote.com. You will need the control number included on your proxy card or voting instruction form, or included in the e-mail to you if you received the proxy materials by e-mail, as such number will be required in order for stockholders to gain access to the virtual meeting.

NURIX THERAPEUTICS, INC.

PROXY STATEMENT FOR 2023 ANNUAL MEETING OF STOCKHOLDERS

NURIX THERAPEUTICS, INC.
1700 Owens Street, Suite 205
San Francisco, California, 94158
PROXY STATEMENT FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

May 4, 2023
INFORMATION ABOUT SOLICITATION AND VOTING
The accompanying proxy is solicited on behalf of the Board of Directors of Nurix Therapeutics, Inc. (Nurix, the company, we, us, or our) for use at Nurix’s 2023 Annual Meeting of Stockholders (Annual Meeting) to be held via a virtual meeting. You will be able to participate in the Annual Meeting and vote during the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/NRIX2023 on Thursday, May 4, 2023, at 9:00 a.m. (Pacific Time), and any adjournment or postponement thereof. You will need the control number included on your proxy card or voting instruction form, or included in the e-mail to you if you received the proxy materials by e-mail, as such number will be required in order for stockholders to gain access to the virtual meeting.
We are making this proxy statement and the accompanying form of proxy and our Annual Report on Form 10-K for the fiscal year ended November 30, 2022, first available to stockholders on or about March 24, 2023. An electronic copy of this proxy statement and Annual Report on Form 10-K are available at http://www.proxyvote.com.
INTERNET AVAILABILITY OF PROXY MATERIALS
Under rules adopted by the Securities and Exchange Commission (SEC), we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies to each stockholder. On or about March 24, 2023, we expect to send to our stockholders a Notice of Internet Availability of Proxy Materials (the Notice of Internet Availability) containing instructions on how to access our proxy materials, including our proxy statement and our Annual Report on Form 10-K. The Notice of Internet Availability also provides instructions on how to vote and includes instructions on how to receive paper copies of the proxy materials by mail, or an electronic copy of the proxy materials by email.
This process is designed to reduce our environmental impact and lower the costs of printing and distributing our proxy materials while providing our stockholders timely access to this important information. If you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.
GENERAL INFORMATION ABOUT THE MEETING
Purpose of the Meeting
At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, we will consider any other matters that are properly presented for a vote at the meeting. We are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly presented for a vote at the meeting, the persons named in the proxy, who are officers of the company, have the authority in their discretion to vote the shares represented by the proxy.
Record Date; Quorum
Only holders of record of Nurix common stock at the close of business on March 10, 2023, the record date, will be entitled to vote at the meeting. At the close of business on March 10, 2023, 47,445,354 shares of Nurix common stock were outstanding and entitled to vote.
The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present or represented by proxy at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote online at the virtual meeting or if you have properly submitted a proxy. Abstentions, withhold votes, and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

GENERAL PROXY INFORMATION
Voting Rights; Required Vote
Each holder of shares of Nurix common stock is entitled to one vote for each share of common stock held as of the close of business on March 10, 2023, the record date. You may vote all shares owned by you at such date, including (1) shares held directly in your name as the stockholder of record and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee or other nominee. Dissenters’ rights are not applicable to any of the matters being voted on.
Stockholder of Record: Shares Registered in Your Name.
If on March 10, 2023, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting, or vote in advance through the internet or by telephone, or if you request to receive paper proxy materials by mail, by filling out and returning the proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee.
If on March 10, 2023, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.
Required Vote.
Each director will be elected by a plurality of the votes cast, which means that the three individuals nominated for election to our Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL,” “WITHHOLD ALL,” or vote “FOR ALL EXCEPT” one or more of the nominees you specify. You may not cumulate votes in the election of directors. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2023, will be decided by the affirmative vote of the holders of a majority of the voting power of the shares cast either “FOR” or “AGAINST” the proposal. Approval, on a non-binding advisory basis, of the compensation of our named executive officers will be obtained if the number of votes cast “FOR” the proposal exceeds the number of votes “AGAINST” the proposal.
Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Meeting
The Board of Directors recommends that you vote “FOR ALL” nominees for the election of the Class III directors named in this proxy statement (Proposal 1); “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2023 (Proposal 2); and “FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement (Proposal 3).
None of the directors or executive officers has any substantial interest in any matter to be acted upon, other than Proposal 3 and elections to office with respect to the directors so nominated in Proposal 1.
Abstentions; Withholding; Broker Non-Votes
Abstentions occur when shares present at the Annual Meeting are marked “Abstain.” Under Delaware law, abstentions are counted as present and entitled to vote for purposes of determining whether a quorum is present but are voted neither “for” or “against” a matter, and therefore, at the Annual Meeting, abstentions will have no effect on Proposals 1, 2 or 3.

A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (stockholder withholding) with respect to a particular matter. In addition, a broker may not be permitted to vote on shares held in street name on a particular matter in the absence of instructions from the beneficial owner of the stock (broker non-vote). These broker non-votes occur when shares held by a broker for a beneficial owner are not voted because the broker did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares. The shares subject to a proxy which are not being voted on a particular matter because of either stockholder withholding or broker non-votes will count for purposes of determining the presence of a quorum, but are not treated as votes cast and, therefore, will have no effect on Proposals 1, 2 or 3.
Brokers have limited discretionary authority to vote shares that are beneficially owned. While a broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. At our Annual Meeting, only Proposal 2 is considered a routine matter and brokers have discretionary authority to vote shares that are beneficially owned on Proposal 2. If a broker chooses not to vote shares for or against Proposal 2, it will have no effect because it will not be treated as a vote cast for or against the matter. The other proposals presented at the Annual Meeting, Proposals 1 and 3, are non-routine matters and therefore broker non-votes will have no effect on the matters voted upon.
If you hold your shares in street name, it is critical that you cast your vote if you want it to count on all matters to be decided at the Annual Meeting.
Voting Instructions; Voting of Proxies
If you are a stockholder of record, you may:
•
vote online at the Annual Meeting — attend the Annual Meeting online and follow the instructions posted at www.virtualshareholdermeeting.com/NRIX2023. You will need the control number included on your proxy card or voting instruction form, or included in the e-mail to you if you received the proxy materials by e-mail;

•	vote through the internet — in order to do so, please go to www.proxyvote.com and follow the instructions shown on your proxy card;
•	vote by telephone — in order to do so, please call the toll-free number 1-800-690-6903 and follow the instructions shown on your proxy card; or
•
vote by mail — if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the proxy card and return it as soon as possible before the meeting in the envelope provided.

Votes submitted through the internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 3, 2023. Submitting your proxy, whether by telephone, through the internet or by mail if you requested or received a paper proxy card, will not affect your right to vote online should you decide to attend the virtual meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct how to vote your shares.
For Proposal 1, you may vote “FOR ALL,” “WITHHOLD ALL,” or vote “FOR ALL EXCEPT” one or more of the nominees to the Board of Directors you specify. For Proposals 2 and 3, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.
If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting.

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone, through the internet or by mail. If you requested or received paper proxy materials by mail, please complete, sign, date and return each proxy card to ensure that all of your shares are voted.
Expenses of Soliciting Proxies
We will pay the expenses associated with soliciting proxies. Following the original distribution and mailing of the solicitation materials, we or our agents may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, email or otherwise. Following the original distribution and mailing of the solicitation materials, we will request brokers, custodians, nominees and other record holders to forward copies of those materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote through the internet, you are responsible for any internet access charges you may incur.
Revocability of Proxies
A stockholder of record who has given a proxy may revoke it at any time before the closing of the polls by the inspector of elections at the Annual Meeting by:
•	delivering to our Secretary (by any means, including facsimile) a written notice stating that the proxy is revoked;
•	signing and delivering a proxy bearing a later date;
•	voting again through the internet or by telephone; or
•
attending and voting online at the Annual Meeting by following the instructions posted at www.virtualshareholdermeeting.com/NRIX2023 (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, and you wish to revoke a proxy, you must contact that firm to revoke or change any prior voting instructions.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the meeting. We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.
Implications of Being a “Smaller Reporting Company”
We are a “smaller reporting company” as defined under Rule 405 of the Securities Act of 1933, as amended, and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about the company’s executive compensation arrangements.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE
We are committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management pursue our strategic objectives for the benefit of our stockholders.
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, Board committee structure and functions, and other policies for the governance of the company. Our Corporate Governance Guidelines are available without charge on the investor relations section of our website at ir.nurixtx.com/corporate-governance/overview. Information on or accessible through our website is not incorporated by reference in this proxy statement.
Board Composition and Leadership Structure
The positions of Chief Executive Officer and Chair of our Board of Directors are held by two different individuals (Arthur T. Sands and David L. Lacey, respectively). This structure allows our Chief Executive Officer to focus on our day-to-day business while our Chair leads our Board of Directors in its fundamental role of providing advice to, and independent oversight of, management. Our Board of Directors believes such separation is appropriate, as it enhances the accountability of the Chief Executive Officer to the Board of Directors and strengthens the independence of the Board of Directors from management.
Board’s Role in Risk Oversight
Our Board of Directors believes that open communication between management and the Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our Chief Executive Officer and other members of the senior management team at quarterly Board of Director meetings, where, among other topics, they discuss strategy and risks in the context of reports from the management team and evaluate the risks inherent in significant transactions. While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of major financial risk exposures, internal control over financial reporting, disclosure controls and procedures, legal and regulatory compliance and cybersecurity and data privacy. The Compensation Committee assists our Board of Directors in assessing risks created by the incentives inherent in our compensation policies. The Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to the management of corporate, legal and regulatory risk. The Development Advisory Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to our scientific integrity and clinical research and development strategies, programs and opportunities.
Cybersecurity Risk Oversight
Securing the information of the participants in our clinical trials, employees, partners, and other third parties is important to us. We have adopted physical, technological, and administrative controls on data security, and have a defined procedure for data incident detection, containment, response, and remediation. While everyone at the Company plays a part in managing these risks, oversight responsibility is shared by our Board of Directors, our Audit Committee, and management. Our management team provides regular cybersecurity updates in the form of written reports and presentations to our Audit Committee. Our Audit Committee also reviews metrics about cyber threat response preparedness, program maturity milestones, risk mitigation status, and the current and emerging threat landscape. We also maintain information security risk insurance coverage.
Director Independence
Our common stock is listed on the Nasdaq Global Market. Under the rules of the Nasdaq Stock Market LLC (Nasdaq), independent directors must constitute a majority of a listed company’s board of directors. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees must be an “independent director.” Under the Nasdaq listing rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, compensation committee members must not have a relationship with the listed company that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.
Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (ii) be an affiliated person of the listed company or any of its subsidiaries.
Our Board of Directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors determined that David L. Lacey, Julia P. Gregory, Lori A. Kunkel, Judith A. Reinsdorf, Edward C. Saltzman, and Paul M. Silva, representing six of our seven incumbent directors, are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each directors’ business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and any affiliates.
Board of Directors and Committee Self-Evaluations
The Board of Directors is committed to a robust self-evaluation process designed for continuous improvement. To achieve this, the Board of Directors conducts an annual self-evaluation for itself and its committees. As part of this process, each member of the Board of Directors completes a survey to provide feedback on the processes, structure, composition and effectiveness of the Board of the Directors. The survey is a detailed written questionnaire designed to help the Board of Directors assess the performance of the Board of Directors and its committees, their own individual performance and the individual performances of fellow directors. The feedback received is shared first with the Nominating and Corporate Governance Committee, and then made available to the individual directors and the full Board of Directors.
Committees of Our Board of Directors
Our Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Development Advisory Committee, each of which has the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Each of these committees has a written charter, copies of which are available without charge on the investor relations section of our website at ir.nurixtx.com/corporate-governance/overview. Information on or accessible through our website is not incorporated by reference in this proxy statement.
Audit Committee
Our Audit Committee is composed of Ms. Gregory, Ms. Reinsdorf and Mr. Silva, with Ms. Gregory serving as the chairperson of our Audit Committee. The composition of our Audit Committee meets the requirements for independence under the current Nasdaq and SEC rules and regulations. In addition, our Board of Directors has determined that each of Ms. Gregory and Mr. Silva is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act. This designation does not impose on Ms. Gregory or Mr. Silva any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board of Directors. Our Audit Committee is directly responsible for, among other things:
•	selecting and hiring our independent registered public accounting firm;
•	overseeing the qualifications, independence and performance of our independent auditors;
•	preparing the audit committee report to be included in our annual proxy statement;

•	overseeing our compliance with legal and regulatory requirements;
•	overseeing our accounting and financial reporting processes, including our financial statement audits and the integrity of our financial statements;
•
periodically reviewing and assessing the provisions of our Code of Business Conduct and Ethics relating to conflicts of interest, corporate opportunities, insider trading, and financial, legal and regulatory compliance and recommending updates to the Board of Directors as applicable;

•	reviewing and approving related party transactions; and
•	reviewing, approving and overseeing compliance with our investment policy.
Compensation Committee
Our Compensation Committee is composed of Dr. Lacey, Dr. Kunkel and Mr. Saltzman, with Dr. Lacey serving as the chairperson of our Compensation Committee. Each member of our Compensation Committee is a non-employee director, as defined by Rule 16b-3 promulgated under the Exchange Act, and meets the requirements for independence under current Nasdaq and SEC rules and regulations. Our Compensation Committee is responsible for, among other things:
•	evaluating, recommending, approving and reviewing executive officer compensation arrangements, plans, policies and programs;
•	evaluating and recommending non-employee director compensation arrangements for determination by our Board of Directors;
•	administering our cash-based and equity-based compensation plans; and
•	overseeing our compliance with regulatory requirements associated with the compensation of directors, officers and employees.
The Compensation Committee has the sole authority and responsibility, subject to any approval by the Board of Directors which the Compensation Committee or legal counsel determines to be desirable or required by applicable law or the Nasdaq rules, to determine all aspects of executive compensation packages for our Chief Executive Officer and other executive officers. The Compensation Committee also makes recommendations to our Board of Directors regarding the form and amount of compensation of non-employee directors. The Compensation Committee may take into account the recommendations of the Chief Executive Officer with respect to compensation of the other executive officers, and the recommendations of the Board of Directors or any member of the Board of Directors with respect to compensation of the Chief Executive Officer and other executive officers.
The Compensation Committee engaged an independent executive compensation consulting firm, Aon plc, to evaluate our executive compensation and Board of Directors compensation program and practices and to provide advice and ongoing assistance on these matters for the fiscal year ended November 30, 2022. Specifically, Aon was engaged to:
•	provide compensation-related data for a peer group of companies to serve as a basis for assessing competitive compensation practices;
•	review and assess our current Board of Directors, Chief Executive Officer and other executive officer compensation policies and practices and equity profile, relative to market practices;
•	review and assess our current executive compensation program relative to market to identify any potential changes or enhancements to be brought to the attention of the Compensation Committee; and
•	review market practices regarding base salary, bonus and equity programs.
Representatives of Aon attended the regular meetings of the Compensation Committee, including executive sessions from time to time without any members of management present. During the fiscal year ended November 30, 2022, Aon worked directly with the Compensation Committee (and not on behalf of management) to assist the committee in satisfying its responsibilities and undertook no projects for management without the committee’s prior approval. The Compensation Committee has determined that none of the work performed by Aon during the fiscal year ended November 30, 2022, raised any conflict of interest.

Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is composed of Ms. Gregory, Ms. Reinsdorf and Mr. Silva, with Ms. Gregory serving as the chairperson of our Nominating and Corporate Governance Committee. Each member of our Nominating and Corporate Governance Committee meets the requirements for independence under the current Nasdaq listing rules. Our Nominating and Corporate Governance Committee is responsible for, among other things:
•	identifying, considering and recommending candidates for membership on our Board of Directors;
•	overseeing the process of evaluating the performance of our Board of Directors;
•	advising our Board of Directors on other corporate governance matters;
•
periodically reviewing and assessing the provisions of our Code of Business Conduct and Ethics relating to corporate governance, corporate responsibility and sustainability and recommending updates to the Board of Directors as applicable;

•	reviewing the written charters of the committees of the Board of Directors on an annual basis and recommending revisions to the Board of Directors as applicable;
•
developing, recommending to the Board of Directors and overseeing any of our programs relating to corporate responsibility and sustainability, including environmental, social and corporate governance matters;

•	reviewing and assessing with management our performance, risks, controls and procedures relating to corporate responsibility and sustainability; and
•	overseeing our engagement efforts with stockholders and other key stakeholders, including non-governmental organization and key environmental, social and governance rating agencies.
Development Advisory Committee
Our Development Advisory Committee is composed of Dr. Kunkel, Dr. Lacey and Mr. Saltzman, with Dr. Kunkel serving as the chairperson of our Development Advisory Committee. Our Development Advisory Committee is responsible for, among other things:
•	reviewing and providing advice on our research and development programs and our progress in achieving strategic research, development and commercialization objectives;
•	overseeing our research and development platform programs and product candidate pipeline;
•	overseeing clinical trial safety risks;
•	overseeing the design, implementation and effectiveness of our healthcare compliance program;
•
periodically reviewing and assessing the provisions of our Code of Business Conduct and Ethics relating to our scientific integrity, clinical programs and product candidates, and recommending updates to the Board of Directors as applicable;

•	reviewing external scientific research, discoveries and commercial developments, as appropriate; and
•	evaluating our overall intellectual property strategies.
Code of Business Conduct and Ethics
Our Board of Directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of these provisions, on our website or in public filings. The full text of our code of conduct is posted on the investor relations section of our website at ir.nurixtx.com/corporate-governance/overview. Information on or accessible through our website is not incorporated by reference in this proxy statement.

Corporate Social Responsibility
We believe that corporate social responsibility (CSR) initiatives are important to our business and to creating sustainable value for our stockholders and wider stakeholder group. Our Board of Directors and management are committed to these initiatives and believe these efforts will benefit our employees, partners, and the communities in which we operate.
Social and Ethical Practices
We are committed to improving diversity and inclusion in the workplace by creating a values-driven culture, investing in our employees’ career growth through competitive pay and benefits and development and training, and prioritizing safety. Social and Ethical CSR highlights include:
•
Diversity and inclusion. We are committed to creating and maintaining a workplace free from discrimination or harassment on the basis of color, race, sex, national origin, ethnicity, religion, age, disability, sexual orientation, gender identification or expression or any other status protected by applicable law. Our management team and employees are expected to exhibit and promote honest, ethical and respectful conduct in the workplace. All of our employees must adhere to a code of conduct that sets standards for appropriate behavior and are required to attend biennial training to help prevent, identify, report and stop any type of discrimination and harassment. All recruitment, hiring, development, training, compensation and advancement at our company is based on qualifications, performance, skills and experience without regard to gender, race and ethnicity.

As of November 30, 2022, approximately 52% of our full-time employees were self-reported as female. Of our vice president-level and above employees, approximately 45% were self-reported as female.
In addition, as of November 30, 2022, approximately 55% of our full-time employees were self-reported as ethnic or racial minorities in the United States, with 40% Asian, 2% Black or African American, 7% Hispanic or Latino and 6% of other minority groups or two or more races. Of our vice president-level and above employees, 24% were self-reported as ethnic or racial minorities in the United States, with 17% Asian, 3% Black or African American and 3% Hispanic or Latino.
•
Competitive pay and benefits. Drug development is a complex endeavor which requires deep expertise and experience across a broad array of disciplines. Biotechnology and pharmaceutical companies both large and small compete for a limited number of qualified applicants to fill specialized positions. We monitor our compensation programs closely and provide what we consider to be a very competitive mix of compensation, insurance and wellness benefits for all our employees, as well as participation in our equity and enhanced maternity and paternity programs. To attract qualified applicants, we offer a total rewards package consisting of base salary and cash target bonus, a comprehensive benefits package and equity compensation for all full-time employees. Bonus opportunity and equity compensation increase as a percentage of total compensation based on level of responsibility. Actual bonus payout is based on company and individual performance.

•
Employee development and training. We focus on attracting, retaining and cultivating talented individuals. We emphasize employee development and training by providing access to a wide range of online and instructor led development and continual learning programs. Employees are encouraged to attend scientific, clinical and technological meetings and conferences and have access to broad resources they need to be successful.

•
Safety. The safety and health of our employees is a top priority. For example, in response to the COVID-19 pandemic, we implemented safety protocols including clear policies to address actual and suspected COVID-19 cases and potential exposure, weekly COVID-19 testing, shift work scheduling to reduce the number of people in our facilities at a given time, requirements for the wearing of masks and for social distancing, and increased cleaning procedures. These protocols were designed to comply with health and safety standards as required by federal, state and local government agencies, taking into consideration guidelines of the Centers for Disease Control and Prevention and other public health authorities. We continue to monitor developments regarding health pandemics or other health concerns, including COVID-19, and will implement any additional safety protocols that may become necessary in the future.

Governance
We are committed to corporate governance policies and practices demonstrating the highest standards of business ethics. We have procedures in place to help ensure compliance with governmental regulations. We review industry trends and best practices so we can continue to foster an environment centered around accountability. Governance CSR highlights include:
•
Board of Directors Oversight. Our Board of Directors recognizes the critical importance of our team and the necessity to ensure a diverse and inclusive work environment. Our Board of Directors discusses with management issues impacting our employees.

•
Nominating and Corporate Governance Charter Expansion. Responsibilities of our Nominating and Corporate Governance Committee were expanded in 2022 to include oversight of our CSR and environmental, social and governance (ESG) programs.

•
Code of Business Conduct and Ethics Training Compliance. All employees and members of the Board of Directors are trained in and affirm compliance with our comprehensive code of business conduct and ethics.

Board and Committee Meetings and Attendance
The Board of Directors and its committees meet regularly throughout the year and also hold special meetings and act by written consent from time to time. During fiscal year 2022, the Board of Directors held eight meetings; the Audit Committee held five meetings; the Compensation Committee held seven meetings; the Nominating and Corporate Governance Committee held six meetings; and the Development Advisory Committee held six meetings. During fiscal year 2022, none of the directors attended fewer than 75% of the aggregate of the total number of meetings held by the Board of Directors during his or her tenure and the total number of meetings held by all committees of the Board of Directors on which such director served during his or her tenure. The independent members of the Board of Directors also meet separately without management directors on a regular basis to discuss such matters as the independent directors consider appropriate.
Board Attendance at Annual Meeting of Stockholders
We invite and encourage each member of our Board of Directors to attend our annual meetings of stockholders; however, we do not have a formal policy regarding attendance by the members of our Board of Directors at our annual meetings of stockholders. Five of the seven then-serving members of our Board of Directors attended our 2022 annual meeting of stockholders.
Communication with Directors
Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of the Board of Directors or a specific member of our Board of Directors (including our Chair) may do so by letters addressed to:
Nurix Therapeutics, Inc.
c/o Secretary
1700 Owens Street, Suite 205
San Francisco, California, 94158
All communications by letter addressed to the attention of our Secretary will be reviewed by the Secretary and provided to the members of the Board of Directors unless such communications are unsolicited items, sales materials and other routine items and items unrelated to the duties and responsibilities of the Board of Directors.
Considerations in Evaluating Director Nominees
The Nominating and Corporate Governance Committee is responsible for identifying, considering and recommending candidates to the Board of Directors for Board membership. A variety of methods are used to identify and evaluate director nominees, with the goal of maintaining and further developing a diverse, experienced and highly qualified Board of Directors. Candidates may come to our attention through current members of our Board of Directors, professional search firms, stockholders or other persons.

The Nominating and Corporate Governance Committee will recommend to the Board of Directors for selection all nominees to be proposed by the Board of Directors for election by the stockholders, including approval or recommendation of a slate of director nominees to be proposed by the Board of Directors for election at each annual meeting of stockholders, and will recommend all director nominees to be appointed by the Board of Directors to fill interim director vacancies.
Our Board of Directors encourages selection of directors who will contribute to the company’s overall corporate goals and diversity. The Nominating and Corporate Governance Committee may from time to time review and recommend to the Board of Directors the desired qualifications, expertise and characteristics of directors, including such factors as diversity, breadth of experience, knowledge about our business and industry, willingness and ability to devote adequate time and effort to the Board of Directors, ability to contribute to the Board of Directors’ overall effectiveness, and the needs of the Board of Directors and its committees. Exceptional candidates who do not meet all of these criteria may still be considered. In evaluating potential candidates for the Board of Directors, the Nominating and Corporate Governance Committee considers these factors in the light of the specific needs of the Board of Directors at that time.
In addition, under our Corporate Governance Guidelines, a director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities. Accordingly, a director is expected to regularly attend meetings of the Board of Directors and committees on which such director sits, and to review prior to meetings materials distributed in advance for such meetings. Thus, the number of other public company boards and other boards (or comparable governing bodies) on which a prospective nominee is a member, as well as his or her other professional responsibilities, will be considered. Also, under our Corporate Governance Guidelines, there are no limits on the number of three-year terms that may be served by a director. However, in connection with evaluating recommendations for nomination for reelection, the Nominating and Corporate Governance Committee considers director tenure. We value diversity on a company-wide basis but have not adopted a specific policy regarding Board diversity.
Stockholder Recommendations for Nominations to the Board of Directors
The Nominating and Corporate Governance Committee will consider properly submitted stockholder recommendations for candidates for our Board of Directors who meet the minimum qualifications as described above. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. A stockholder of record can nominate a candidate for election to the Board of Directors by complying with the procedures in Article I, Section 1.12 of our amended and restated bylaws. Any eligible stockholder who wishes to submit a nomination should review the requirements in the amended and restated bylaws on nominations by stockholders. Any nomination should be sent in writing to our Secretary, Nurix Therapeutics, Inc., 1700 Owens Street, Suite 205, San Francisco, California, 94158. Submissions must include the full name of the proposed nominee, complete biographical information, a description of the proposed nominee’s qualifications as a director, other information specified in our amended and restated bylaws, and a representation that the nominating stockholder is a beneficial or record holder of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. These candidates are evaluated at meetings of the Nominating and Corporate Governance Committee and may be considered at any point during the year. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials are forwarded to the Nominating and Corporate Governance Committee.
Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board of Directors is set forth below under “Stockholder Proposals to Be Presented at Next Annual Meeting.”

PROPOSAL NO. 1
ELECTION OF CLASS III DIRECTORS
Our Board of Directors is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors and director nominees in Class III will stand for election at this meeting. The terms of office of directors in Class I and Class II do not expire until the annual meetings of stockholders to be held in 2024 and 2025, respectively. Our Nominating and Corporate Governance Committee recommended to our Board of Directors, and our Board of Directors nominated, Dr. Sands, Dr. Kunkel and Mr. Silva, each an incumbent Class III director, for election as Class III directors at the Annual Meeting. At the recommendation of our Nominating and Corporate Governance Committee, our Board of Directors proposes that each of the Class III nominees be elected as a Class III director for a three-year term expiring at the annual meeting of stockholders to be held in 2026 and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.
Each director will be elected by a plurality of the votes present at the virtual Annual Meeting or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. This means that the three individuals nominated for election to the Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. As a result, any shares not voted “FOR” a particular nominee, whether as a result of a withhold vote or a broker non-vote, will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “FOR ALL,” “WITHHOLD ALL,” or vote “FOR ALL EXCEPT” one or more of the nominees you specify. Shares represented by proxies will be voted “FOR ALL” unless the proxy is marked to withhold authority to so vote. You may not cumulate votes in the election of directors. If any nominee for any reason is unable to serve, the proxies may be voted for such substitute nominee as the proxy holders, who are officers of our company, might determine. Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than three directors.
Nominees to the Board of Directors
The nominees and their ages as of March 10, 2023, are provided in the table below. Additional biographical information for each nominee is set forth in the text below the table.
Name	Age	Class
Arthur T. Sands	61	Class III Director
Lori A. Kunkel(1)(2)	65	Class III Director
Paul M. Silva(3)(4)	57	Class III Director
(1)	Member of our Compensation Committee.
(2)	Member of our Development Advisory Committee.
(3)	Member of our Audit Committee.
(4)	Member of our Nominating and Corporate Governance Committee.
Arthur T. Sands, M.D., Ph.D., has served as our President since June 2020, and as Chief Executive Officer and a member of our board of directors since September 2014. Prior to joining us, Dr. Sands was the co-founder and served as President, Chief Executive Officer, and as a member of the board of directors of Lexicon Pharmaceuticals, Inc., a biopharmaceutical company focused on target validation and pharmaceutical development, from 1995 to July 2014. Before founding Lexicon Pharmaceuticals, Dr. Sands served as an American Cancer Society postdoctoral fellow in the Department of Human and Molecular Genetics at Baylor College of Medicine. Dr. Sands holds a B.A. in Economics and Political Science from Yale University and an M.D. and a Ph.D. in Cell Biology from Baylor College of Medicine. We believe Dr. Sands is qualified to serve on our Board of Directors due to his scientific and historical experience gained from serving as our Chief Executive Officer, combined with his previous scientific training and qualifications and the skills and experience he has developed during his extensive career in the life sciences industry.
Lori A. Kunkel, M.D., has served as a member of our board of directors since July 2019. Dr. Kunkel is a biotechnology consultant at LAK505, LLC (previously D2D, LLC), where she advises on drug development, strategy and commercialization, a position she has held since 2004. Dr. Kunkel currently serves on the board of directors of Oric Pharmaceuticals, Inc. and K36 Therapeutics, Inc. She previously served as a director of Loxo Oncology, Inc. from October 2014 until February 2019, Tocagen from September 2015 to June 2020, Maverick Therapeutics from May 2015 to August 2021, and Curis, Inc. from November 2016 to September 2022.

Dr. Kunkel served as Chief Medical Officer of Pharmacyclics LLC from 2011 to 2013 and of Proteolix, Inc. from 2007 to 2009. Dr. Kunkel also serves as a scientific advisor to a number of public and private biotechnology companies. Dr. Kunkel received a B.A. in Biology from University of California, San Diego and an M.D. from the University of Southern California. We believe that Dr. Kunkel is qualified to serve on our Board of Directors due to her clinical development expertise and experience in the biopharmaceutical industry.
Paul M. Silva has served as a member of our board of directors since October 2021. Mr. Silva is a biotechnology leader with more than 30 years of finance and operational experience. He served as senior vice president, chief accounting officer, at Vertex Pharmaceuticals Incorporated (Vertex), a global biotechnology company, from April 2011 until his retirement in April 2021, and also served as the company’s interim chief financial officer from January 2019 to April 2019. Mr. Silva joined Vertex in August 2007 and was the company’s vice president and corporate controller from September 2008 through April 2011. Prior to Vertex, he held positions at Iron Mountain Incorporated, Thermo Electron Corporation, and Anderson LLP. Mr. Silva holds a B.S. in accounting from Assumption College. We believe Mr. Silva is qualified to serve on our Board of Directors because of his extensive finance and operational experience as a biotechnology leader.
Continuing Directors
The directors who are serving for terms that end following the Annual Meeting and their ages as of March 10, 2023, are provided in the table below. Additional biographical information for each continuing director is set forth in the text below the table.
Name	Age	Class
Class I Directors
Julia P. Gregory(1)(2)	70	Class I Director
David L. Lacey(3)(4)	70	Class I Director

Class II Directors
Judith A. Reinsdorf (1)(2)	59	Class II Director
Edward C. Saltzman (3)(4)	68	Class II Director
(1)	Member of our Audit Committee.
(2)	Member of our Nominating and Corporate Governance Committee.
(3)	Member of our Compensation Committee.
(4)	Member of our Development Advisory Committee.
Julia P. Gregory has served as a member of our board of directors since August 2019. Ms. Gregory is currently Chair and Chief Executive Officer of Isometry Advisors, Inc., a biotechnology financial, strategy, and management advisory firm. Ms. Gregory formerly served as Chief Executive Officer at ContraFect Corporation (ContraFect), a biotechnology company focused on therapeutics for drug resistant infectious diseases, from November 2013 through March 2016, and as a member of its board of directors from April 2014 through March 2016. Prior to her appointment as Chief Executive Officer, Ms. Gregory served as ContraFect’s Executive Vice President and Chief Financial Officer from July 2012 to November 2013. From 2009 to August 2011, Ms. Gregory served as President and Chief Executive Officer of Five Prime Therapeutics, Inc., and from 2000 to 2008 she served as Executive Vice President, Corporate Development and Chief Financial Officer of Lexicon Pharmaceuticals, Inc. In addition, Ms. Gregory has twenty years of investment banking experience, including at Dillon, Read & Co. and at Punk, Ziegel & Company, where she served as the head of investment banking and head of its life sciences practice. Ms. Gregory currently serves on the board of directors of Biohaven Ltd. and Freeline Therapeutics, Ltd. Ms. Gregory holds a B.A. from George Washington University and an M.B.A. from the Wharton School at the University of Pennsylvania. We believe that Ms. Gregory’s industry leadership and expertise in strategy development and implementation, investment banking and business development qualifies her to serve as a member of our Board of Directors.
David L. Lacey, M.D., has served as Chairman of our board of directors since August 2019, and as a member of our board of directors since April 2016. Dr. Lacey is a biopharmaceutical consultant at David L. Lacey LLC, where he advises academic institutions, biotechnology companies, and venture capital firms, a position he has held since July 2011. Dr. Lacey currently serves on the board of directors of Arcus Biosciences, Inc., Atreca, Inc., and Inbiomotion SL. From 1994 until his retirement in 2011, Dr. Lacey held various positions, including

Senior Vice President of Discovery Research, at Amgen Inc. Dr. Lacey holds a B.A. in Biology from the University of Colorado, Denver and an M.D. from the University of Colorado School of Medicine. We believe Dr. Lacey is qualified to serve on our Board of Directors due to his extensive experience both in leading drug discovery and as an advisor to companies in the life sciences industry.
Judith A. Reinsdorf, J.D., has served as a member of our board of directors since October 2021. Ms. Reinsdorf has extensive experience in executive roles across multiple industries. She most recently served as executive vice president and general counsel of Johnson Controls International plc, a global leader in building products and technology and integrated solutions, from September 2016 to November 2017, following its merger with Tyco International plc, where she served as executive vice president and general counsel from March 2007 until September 2016. She currently serves on the board of directors of EnPro Industries, Inc., and on the advisory board of Teach for America – New Jersey and the NACD New Jersey Chapter. Previously, Ms. Reinsdorf served on the boards of Alexion Pharmaceuticals, Inc. until its acquisition by Astra Zeneca in 2021, The Dun & Bradstreet Corporation from 2013 until 2019 and Cornerstone Building Brands, Inc. from 2021 until it was taken private in 2022. She began her career in 1989 as an associate at Crowell & Moring LLP and held various legal counsel positions at Monsanto, Pharmacia and C.R. Bard. Ms. Reinsdorf holds a B.A. from the University of Rochester and a J.D. from Cornell Law School. We believe that Ms. Reinsdorf is qualified to serve on our Board of Directors due to her extensive experience in executive roles across multiple industries.
Edward C. Saltzman has served as a member of our board of directors since September 2022. Mr. Saltzman has nearly four decades of consulting and strategic development experience in the pharmaceutical, specialty pharmaceutical and biotechnology industries. He currently serves as Head of Biotech Strategy at Lumanity Inc. (Lumanity), an Arsenal Capital Partners company focused on improving patient health by accelerating and optimizing access to medical advances. In 1993, Mr. Saltzman founded Defined Health Inc., an asset development strategy consulting firm and led it to become a preeminent advisor to senior management and boards of directors of biotechnology and biopharmaceutical companies, including those developing novel drug discovery platforms. Following the sale of Defined Health to Cello Health plc (Cello Health) in January 2017, Mr. Saltzman served as President of Cello Health’s bio-consulting business unit until mid-2017, when he became the unit’s Executive Chairman, a position he held until March 2022 when Cello Health was merged with several other businesses and renamed Lumanity. Mr. Saltzman previously served on the boards of directors of Vidac Pharmaceuticals Inc. and Saniona AB. Mr. Saltzman holds a bachelor’s degree in Journalism from New York University. We believe Mr. Saltzman is qualified to serve on our Board of Directors due to his extensive experience in strategic development in the pharmaceutical, specialty pharmaceutical and biotechnology industries.
Family Relationships
There are no familial relationships among any of our directors and executive officers.

Board Diversity Matrix
Three of the seven members of our Board of Directors is female and each of the standing committees of our Board of Directors has diverse representation. In addition, on our Board of Directors there are three directors who hold doctorates of medicine, one director who holds a doctorate of philosophy, one director who holds a juris doctorate and one director who holds a masters in business administration. The table below provides certain highlights of the composition of our Board of Directors as of March 10, 2023. Each of the categories listed in the table below has the meaning set forth in Nasdaq Rule 5605(f).
Board Diversity Matrix
Total Number of Directors	7
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	4	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	0	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0	1	0	0
Did Not Disclose Demographic Background	0	0	0	0
Non-Employee Director Compensation
For the fiscal year ended November 30, 2022, our non-employee directors received compensation pursuant to the following programs adopted by our Board of Directors, which was paid quarterly in arrears and was pro-rated for partial quarters served:
•	July 2020 – June 2022
○
Cash Compensation. The program provided an annual cash retainer of $35,000 to each non-employee director. Additionally, the Chair of our Board of Directors received an additional annual payment of $30,000; the Chairs of our Audit, Compensation, Nominating and Corporate Governance and Development Advisory Committees received an additional annual payment of $15,000, $10,000, $8,000 and $10,000 respectively; and the members of our Audit, Compensation, Nominating and Corporate Governance and Development Advisory Committees received an additional annual payment of $7,500, $5,000, $4,000 and $5,000, respectively.

○
Equity Compensation. Each non-employee director who was elected or appointed to our Board of Directors was granted an option to purchase 35,000 shares of our common stock upon the director’s initial appointment to our Board of Directors, referred to as the Initial Grant. The Initial Grant vests in 36 equal installments on each monthly anniversary of the date of grant, such that the Initial Grant becomes fully vested and exercisable on the three-year anniversary of the date of grant, subject to the director’s continued service through each applicable vesting date. Additionally, each non-employee director who was serving on our Board of Directors immediately prior to, and continued to serve on the Board of Directors following, our annual meeting of stockholders, was granted an option to purchase 17,500 shares of our common stock on the date of such annual meeting of stockholders, referred to as the Annual Grant. Each Annual Grant vests on the anniversary of the date of grant, such that the Annual Grant becomes fully vested and exercisable on the one-year anniversary of the date of grant, or if earlier, the next annual meeting of our stockholders, subject to the director’s continued service through the vesting date.

•	July 2022 – present
○
Cash Compensation. The program provides for an annual cash retainer of $50,000 to each non-employee director. Additionally, the Chair of our Board of Directors receives an additional annual payment of $35,000; the Chairs of our Audit, Compensation, Nominating and Corporate Governance and Development Advisory Committees receive an additional annual payment of

$15,000, $10,000, $10,000 and $10,000 respectively; and the members of our Audit, Compensation, Nominating and Corporate Governance and Development Advisory Committees receive an additional annual payment of $7,500, $5,000, $5,000 and $5,000, respectively.
○
Equity Compensation. Each non-employee director who is elected or appointed to our Board of Directors is granted an option to purchase 50,000 shares of our common stock upon the director’s initial appointment to our Board of Directors, referred to as the Initial Grant. The Initial Grant will vest in 36 equal installments on each monthly anniversary of the date of grant, such that the Initial Grant will become fully vested and exercisable on the three-year anniversary of the date of grant, subject to the director’s continued service through each applicable vesting date. Additionally, effective as of the Annual Meeting, each non-employee director who is serving on our Board of Directors immediately prior to, and will continue to serve on the Board of Directors following, our annual meeting of stockholders, will be granted an option to purchase 25,000 shares of our common stock on the date of such annual meeting of stockholders, referred to as the Annual Grant. Each Annual Grant will vest on the anniversary of the date of grant, such that the Annual Grant will become fully vested and exercisable on the one-year anniversary of the date of grant, or if earlier, the next annual meeting of our stockholders, subject to the director’s continued service through the vesting date.

Non-employee directors are also reimbursed for reasonable expenses incurred in serving as a director, including travel expenses for attending meetings of our Board of Directors.
The following table sets forth the compensation earned by or paid to our non-employee directors for services provided during the fiscal year ended November 30, 2022. Dr. Sands, our President and Chief Executive Officer, received no compensation for his service as a director during fiscal year 2022.
Name	Fees Earned or Paid in Cash($)	Option Awards($)(1)	Total($)
Julia P. Gregory	65,083	114,215	179,298
Lori A. Kunkel, M.D.	55,833	114,215	170,048
David L. Lacey, M.D.	88,333	114,215	202,548
Judith A. Reinsdorf, J.D.	50,042	114,215	164,257
Edward C. Saltzman(2)	15,000	540,636	555,636
Clay B. Siegall, Ph.D.(3)	22,500	—	22,500
Paul M. Silva	51,500	114,215	165,715
Jeffrey K. Tong, Ph.D.(4)	23,750	—	23,750
(1)
The amounts reported in this column represent the aggregate grant date fair value of the stock options granted to our directors during the year ended November 30, 2022 as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (FASB ASC) Topic 718. The assumptions used in calculating the aggregate grant date fair value of the stock options reported in this column are set forth in Note 8 to our financial statements included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2022. The amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by our directors from the stock options. For information regarding the number of stock options held by each non-employee director as of November 30, 2022, see the table below:

Name	Option Awards
Julia P. Gregory	86,666
Lori A. Kunkel, M.D.	39,305
David L. Lacey, M.D.	101,666
Judith A. Reinsdorf, J.D.	52,500
Edward C. Saltzman(2)	50,000
Clay B. Siegall, Ph.D.(3)	—
Paul M. Silva	52,500
Jeffrey K. Tong, Ph.D.(4)	—
(2)	Mr. Saltzman was appointed to our Board of Directors on September 12, 2022.
(3)	Dr. Siegall resigned from our Board of Directors effective May 15, 2022.
(4)	Dr. Tong did not stand for re-election at the 2022 annual meeting of stockholders.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” NOMINEES IN THE ELECTION OF CLASS III DIRECTORS.

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has selected PricewaterhouseCoopers LLP as our principal independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending November 30, 2023. PricewaterhouseCoopers LLP audited our financial statements for the fiscal years ended November 30, 2022 and 2021. We expect that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be able to make a statement if they so desire and will be available to respond to appropriate questions.
At the Annual Meeting, the stockholders are being asked to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending November 30, 2023. Although ratification by stockholders is not required by law, our Audit Committee is submitting the selection of PricewaterhouseCoopers LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. If this proposal does not receive the affirmative vote of the holders of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the proposal that are voted “FOR” or “AGAINST” the matter, the Audit Committee would reconsider the appointment. Notwithstanding its selection and even if our stockholders ratify the selection, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in our best interests and the interests of our stockholders.
The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the fiscal years ended November 30, 2022 and 2021.
Principal Accountant Fees and Services
Fees Billed	Fiscal Year 2022	Fiscal Year 2021
Audit fees(1)	$1,369,280	$2,263,150
Audit-related fees	—	—
Tax fees	—	—
All other fees(2)	4,561	2,000
Total fees	$1,373,841	$2,265,150
(1)
Consist of fees billed or to be billed for professional services rendered for the annual audit of our consolidated financial statements, review of the interim consolidated financial statements included in our Form 10-Q Quarterly Reports and related services that PricewaterhouseCoopers LLP normally provides in connection with documents filed with the SEC; and comfort letters, consents and assistance with review of documents relating to our registration statements on Form S-3 and Form S-8.

(2)	Consist of fees for products and services other than the services described above. All Other Fees for fiscal years 2022 and 2021 were related to annual subscription to accounting literature and tools.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee generally pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees described in the table above were approved by our Audit Committee.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2.

PROPOSAL NO. 3
NON-BINDING ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
In accordance with the rules of the SEC, we are providing stockholders with an opportunity to make a non-binding, advisory vote on the compensation of our named executive officers. This non-binding advisory vote is commonly referred to as a “say on pay” vote. The non-binding advisory vote on the compensation of our named executive officers, as disclosed in this proxy statement, will be determined by the affirmative vote of the holders of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and entitled to vote on the proposal that are voted “FOR” or “AGAINST” the matter.
Stockholders are urged to read the “Executive Compensation” section of the proxy statement, which discusses how our executive compensation policies and procedures implement our compensation philosophy and contains tabular information and narrative discussion about our executive compensation policies and procedures and the compensation of our named executive officers. Our Compensation Committee and Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting.
“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the proxy statement pursuant to Item 402 of Regulation S-K, including the compensation disclosures, the compensation tables and narrative discussion and the other related disclosures.”
As an advisory vote, this proposal is not binding. However, our Board of Directors and Compensation Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 3, APPROVING THE COMPENSATION PAID BY US TO OUR NAMED EXECUTIVE OFFICERS.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of the Audit Committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, unless and only to the extent that we specifically incorporate it by reference.
The Audit Committee has reviewed and discussed with our management and PricewaterhouseCoopers LLP our audited financial statements as of and for the fiscal year ended November 30, 2022. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (United States) and the U.S. Securities and Exchange Commission.
The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.
Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited financial statements as of and for the fiscal year ended November 30, 2022, be included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2022, for filing with the U.S. Securities and Exchange Commission.
Submitted by the Audit Committee
Julia P. Gregory, Chair
Judith A. Reinsdorf
Paul M. Silva

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 10, 2023, by:
•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;
•	each of our directors or director nominees;
•	each of our named executive officers; and
•	all of our directors and executive officers as a group.
Percentage ownership of our common stock is based on 47,445,354 shares of our common stock outstanding on March 10, 2023. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities, and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed all shares of common stock subject to options or other convertible securities held by that person or entity that are currently exercisable or that will become exercisable within 60 days of March 10, 2023 to be outstanding and to be beneficially owned by the person or entity holding the option for the purpose of computing the percentage ownership of that person or entity but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person or entity. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Nurix Therapeutics, Inc., 1700 Owens Street, Suite 205, San Francisco, California 94158.
	Beneficial Ownership
Name of Beneficial Owner	Number	Percent
Directors and named executive officers:
Arthur T. Sands, M.D., Ph.D.(1)	2,126,423	4.4
Hans van Houte(2)	294,289	*
Gwenn Hansen, Ph.D.(3)	373,528	*
David L. Lacey, M.D.(4)	117,499	*
Julia P. Gregory(5)	69,166	*
Lori A. Kunkel, M.D.(6)	75,832	*
Judith A. Reinsdorf, J.D.(7)	16,527	*
Edward C. Saltzman(8)	6,944	*
Paul M. Silva(9)	16,527	*
All executive officers and directors as a group (11 persons)(10)	3,576,913	7.2
Other 5% stockholders:
Redmile Group, LLC(11)	4,899,772	9.9
BlackRock, Inc.(12)	4,142,528	8.7
T. Rowe Price Associates, Inc.(13)	3,253,736	6.9
Baker Bros. Advisors LP(14)	4,801,954	9.9
Deep Track Capital, LP(15)	2,717,171	5.7
State Street Corp(16)	2,507,987	5.3
Wasatch Advisors Inc.(17)	2,538,632	5.4
*	Represents beneficial ownership of less than one percent.
(1)
Represents (i) 308,333 shares of common stock, (ii) 1,218,090 shares underlying options to purchase common stock that are exercisable within 60 days of March 10, 2023, and (iii) 150,000 shares of common stock held by each of CMS Family Trust DTD, EES Family Trust DTD, IGS Family Trust DTD and LAS Family Trust DTD. Dr. Sands is the trustee of the CMS Family Trust, EES Family Trust, IGS Family Trust and LAS Family Trust.

(2)
Represents (i) 76,765 shares of common stock, (ii) 2,886 shares underlying RSUs that are settleable within 60 days of March 10, 2023, and (iii) 214,638 shares underlying options to purchase common stock that are exercisable within 60 days of March 10, 2023.

(3)
Represents (i) 24,562 shares of common stock, (ii) 3,206 shares underlying RSUs that are settleable within 60 days of March 10, 2023, and (iii) 345,760 shares underlying options to purchase common stock that are exercisable within 60 days of March 10, 2023.

(4)	Represents (i) 33,333 shares of common stock and (ii) 84,166 shares underlying options to purchase common stock that are exercisable within 60 days of March 10, 2023.
(5)	Represents (i) 69,166 shares underlying options to purchase common stock that are exercisable within 60 days of March 10, 2023.
(6)
Represents (i) 54,027 shares of common stock, 8,506 of which are subject to repurchase by us, and (ii) 21,805 shares underlying options to purchase common stock that are exercisable within 60 days of March 10, 2023.

(7)	Represents 16,527 shares underlying options to purchase common stock that are exercisable within 60 days of March 10, 2023.
(8)	Represents 6,944 shares underlying options to purchase common stock that are exercisable within 60 days of March 10, 2023.
(9)	Represents 16,527 shares underlying options to purchase common stock that are exercisable within 60 days of March 10, 2023.
(10)
Represents (i) 1,111,311 shares of common stock, (ii) 8,978 shares underlying RSUs that are settleable within 60 days of March 10, 2023, and (iii) 2,456,624 shares underlying options to purchase common stock that are exercisable within 60 days of March 10, 2023.

(11)
Based solely on a Schedule 13G filing made by Redmile Group, LLC on February 14, 2023, consists of (i) 3,000,784shares of common stock held by certain private investment vehicles and separately managed accounts managed by Redmile Group, LLC, which shares may be deemed beneficially owned by Redmile Group, LLC as investment manager of such private investment vehicles and separately managed accounts, and (ii) 1,898,988 shares of common stock issuable upon exercise of certain warrants to purchase common stock exercisable within 60 days of March 10, 2023. The shares may also be deemed beneficially owned by Jeremy C. Green as the principal of Redmile Group, LLC. Redmile Group, LLC and Mr. Green each disclaim beneficial ownership of these shares, except to the extent of its or his pecuniary interest in such shares, if any. The address of Redmile Group, LLC is One Letterman Drive, Building D, Suite D3-300, San Francisco, CA 94129.

(12)
Based solely on a Schedule 13G filing made by BlackRock, Inc. on January 25, 2023, consists of 4,142,528 shares of common stock held by BlackRock, Inc. The address of BlackRock, Inc. is 55 East 55th Street, New York, NY 10055.

(13)
Based solely on a Schedule 13G filing made by T. Rowe Price Associates, Inc. on February 14, 2023, consists of 3,253,736 shares of common stock held by T. Rowe Price Associates, Inc. The address of T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(14)
Based solely on a Schedule 13G filing made jointly by Baker Bros. Advisors LP, or the Adviser, Baker Bros. Advisors (GP) LLC, or the Adviser GP, Felix J. Baker and Julian C. Baker, or, collectively, the Reporting Persons, on February 14, 2023, consists of (i) 3,472,882shares of common stock held by Baker Bros. Life Sciences, L.P., or Life Sciences, (ii) 409,243 shares of common stock held by 667, Inc., or 667 and, together with Life Sciences, the Funds and (iii) 919,829 shares of common stock issuable upon exercise of certain warrants to purchase common stock held by Life Sciences that are exercisable within 60 days of March 10, 2023. The Adviser GP and the Reporting Persons, as managing members of the Adviser GP, and the Adviser may be deemed to be beneficial owners of securities of the Issuer directly held by the Funds. The Adviser GP is the sole general partner of the Adviser. Pursuant to the management agreements, as amended, among the Adviser, Life Sciences and 667 and their respective general partners, the Funds’ respective general partners relinquished to the Adviser all discretion and authority with respect to the investment and voting power of the securities held by the Funds, and thus the Adviser has completed and unlimited discretion and authority with respect to the Funds’ investments and voting power over investments. The address of Baker Bros. Advisors LP is 860 Washington Street, 3rd Floor, New York, NY 10014.

(15)
Based solely on a Schedule 13G filing made jointly by Deep Track Capital, LP, Deep Track Biotechnology Master Fund, Ltd. and David Kroin, or collectively, the Reporting Person, on February 24, 2023, consists of 2,717,171 shares of common stock held by the Reporting Person. The address of Deep Track Capital, LP is 200 Greenwich Avenue, 3rd Floor, Greenwich, CT 06830. The address of Deep Track Biotechnology Master Fund, Ltd. is c/o Walkers Corporate Limited, 190 Elgin Ave, George Town KY1-9001, Cayman Islands. The address of David Kroin is c/o Deep Track Capital, LP, 200 Greenwich Avenue, 3rd Floor, Greenwich, CT 06830

(16)
Based solely on a Schedule 13G filing made by State Street Corporation on February 10, 2023, consists of 2,507,987 shares of common stock held by State Street Corporation. The address of State Street Corporation is State Street Financial Center, One Lincoln Street, Boston, MA 02111.

(17)
Based solely on a Schedule 13G filing made by Wasatch Advisors LP on February 8, 2023, consists of 2,538,632 shares of common stock held by Wasatch Advisors LP. The address of Wasatch Advisors LP is 505 Wakara Way, Salt Lake City, UT 84108.

EXECUTIVE OFFICERS
The following table provides information regarding our executive officers as of March 10, 2023:
Name	Age	Position(s)
Arthur T. Sands, M.D., Ph.D.	61	President, Chief Executive Officer and Director
Hans van Houte	57	Chief Financial Officer
Gwenn Hansen, Ph.D.	52	Chief Scientific Officer
Christine Ring, Ph.D., J.D.	58	General Counsel and Secretary
Stefani A. Wolff	61	Chief Operating Officer and Executive Vice President, Product Development
Arthur T. Sands has served as our President since June 2020 and as our Chief Executive Officer and a member of our Board of Directors since September 2014. Dr. Sands’ biographical information is set forth above under the heading “Proposal No. 1 Election of Class III Directors — Continuing Directors.”
Hans van Houte has served as our Chief Financial Officer since June 2020 and has led our finance team since 2015. Prior to joining us, Mr. van Houte was a managing partner at Bionation LLC, a financial consulting firm, and served as acting Chief Financial Officer for multiple biotechnology companies. Mr. van Houte also formerly served in various senior financial roles at biotechnology companies, including Vice President, Finance and Operations of Trubion Pharmaceuticals, Inc. and Controller, Treasurer and Principal Accounting Officer at Vertex Pharmaceuticals Incorporated. Mr. van Houte holds a B.S. in Business Administration, Finance and Accounting from Babson College.
Gwenn Hansen, Ph.D. has served as our Chief Scientific Officer since June 2020 and served as our Senior Vice President, Research from July 2019 through May 2020. Since joining us in 2015, Dr. Hansen has served in a variety of positions and has focused on establishing the company’s DNA encoded library technology platform for small molecule discovery in addition to leading the discovery organization. Prior to joining us, Dr. Hansen was an associate professor in the Center for Drug Discovery at Baylor College of Medicine and served in a variety of discovery-focused roles at Lexicon Pharmaceuticals. Dr. Hansen holds a B.A. in Biology from Gustavus Adolphus College and a Ph.D. in Biomedical Sciences from the University of Tennessee-Knoxville.
Christine Ring, Ph.D., J.D., has served as our Secretary since March 2020 and as our General Counsel since September 2019. Prior to joining us, Dr. Ring served as Senior Vice President, Legal from February 2018 to April 2019 and Vice President, Legal from June 2014 to February 2018 of Dermira, Inc., a biotechnology company focused on medical dermatology. Dr. Ring also formerly served as Senior Vice President of Technology, Strategy & Licensing at Amyris, Inc., a biotechnology company focused on renewable and specialty chemicals. Dr. Ring holds an A.B. in Biophysics from the University of California, Berkeley, a Ph.D. in Pharmaceutical Chemistry from the University of California, San Francisco, and a J.D. from the University of California, Hastings College of the Law.
Stefani A. Wolff has served as our Chief Operating Officer and Executive Vice President of Product Development since June 2021. Ms. Wolff is a member of the board of directors of Rain Therapeutics Inc., a precision oncology company, and previously served in a variety of roles at Principia Biopharma Inc., including as Chief Development Officer from August 2018 to September 2020, and as Senior Vice President of Strategy and Operations from January 2017 to August 2018. From May 2013 until December 2015, she was Vice President of Development at Onyx Pharmaceuticals, Inc. and participated in the company’s transition to Amgen Inc. Ms. Wolff spent significant time at Genentech, Inc. and participated in founding the Oncology business, including commercially launching Rituxan in 1997 and building the BioOncology brand, and in development leading the B-cell therapy portfolio across multiple molecules. Early in her career she served in a variety of roles at Eli Lilly & Co. Ms. Wolff earned her B.A. in Chemistry and B.S. in Pharmacy from the University of North Carolina, Chapel Hill.

EXECUTIVE COMPENSATION

OVERVIEW AND NARRATIVE
In this Overview and Narrative (“Compensation Disclosure”), we provide an overview of the philosophy and objectives of our executive compensation program, as well as a description of its material components. In addition, we explain how and why our Compensation Committee arrived at specific compensation policies and decisions involving our named executive officers for the year ended November 30, 2022, or fiscal year 2022. This Compensation Disclosure is intended to be read in conjunction with the tables that immediately follow this section, which provide additional compensation information for our named executive officers. We are a “smaller reporting company” as defined under Rule 405 of the Securities Act of 1933, as amended, and, as such, we are not required to provide the additional disclosures included in this Compensation Disclosure. However, we believe the additional narrative disclosure with respect to our executive compensation program will provide our stockholders with further information regarding our company and our executive compensation program and practices and therefore will assist in their consideration of Proposal No. 3, the non-binding vote with respect to named executive officer compensation.
As of November 30, 2022, our named executive officers consisted of:
Name	Position
Arthur T. Sands	President, Chief Executive Officer (“CEO”) and Director
Hans van Houte	Chief Financial Officer
Gwenn M. Hansen	Chief Scientific Officer
EXECUTIVE SUMMARY
The past year was a significant and highly productive year for Nurix as we advanced our wholly-owned programs from our proprietary DELigase platform into clinical development and demonstrated clinical benefit for patients with advanced B-cell malignancies and ability to overcome BTK inhibitor resistant mutations.
In the past year, we have accomplished much, including:
☑	Demonstrating clinical benefit in our BTK program
☑	Advancing research efforts in our wholly-owned programs as well as those in our Gilead and Sanofi collaborations
☑	Maintaining a strong cash position
This Compensation Disclosure outlines how our executive compensation programs incentivize our management team to lead our company’s success going forward and align the team’s interests with our stockholders. We have ambitious clinical trial, pipeline and business development goals for fiscal year 2023. We believe we are well-positioned and look forward to sharing clinical data from our clinical programs as we continue to advance our internal pipeline and make progress in our strategic collaborations with Sanofi and Gilead.
COMPENSATION DETERMINATION PROCESS
Compensation Philosophy
Our Compensation Committee believes an appropriate, well-designed compensation program should align executive interests with the drivers of growth and stockholder returns by supporting Nurix’s achievement of its primary business goals. Further, the compensation program must enable us to attract and retain employees whose talents, expertise and leadership can drive our success and sustained growth in long-term stockholder value.
We have designed and implemented a compensation program that is appropriate for our company given our business, industry, growth and other factors.
How We Pay for Performance
We operate in an intensely competitive market and seek to attract and retain a highly talented management team. To meet this challenge, we have embraced a performance-oriented compensation philosophy focused on creating long-term value. Our executive compensation program is heavily weighted toward variable, at-risk pay through short-term cash incentives and long-term equity awards. Our Compensation Committee used its judgment, as well as market data in consultation with its independent compensation consultant, to establish an appropriate mix of pay elements that will reward executives for the achievement of specific financial and key strategic objectives while also creating long-term stockholder value.
Salary

•	Provides the primary fixed pay element
•	Set to be competitive to our peers while reflecting an executive officer’s responsibilities, experience, demonstrated performance, and expected future contributions

Target Bonus

•	Variable, annual cash-based incentives
•	Target opportunities set between 40-60% of base salary
•	Rewards the achievement of short-term strategic objectives, as well as individual contributions

Equity

•	Long-term, retentive equity awards
•	Incentivizes executives to deliver long-term stockholder value
•	Multi-year vesting
•	Value of equity dependent on stock price performance, thereby aligning executive and stockholder interests
Key Governance Features
To inform and guide our pay structure, we adhere to certain practices that encourage decision-making grounded in the long-term interests of our stockholders and Nurix alike.
WHAT WE DO		WHAT WE DON’T DO
✔	Directly link pay to performance	✘	No “golden parachute” excise tax gross-ups
✔	Balance risks and rewards in our compensation program	✘	No single trigger change in control provisions
✔	Maintain a robust Insider Trading Policy	✘	No material perquisites to our executive officers
✔	Engage an independent executive compensation consultant to provide advisory services directly to the Compensation Committee	✘	No excessive severance payments for departing executive officers
Compensation Determination Process
Say-on-Pay Results
We received approximately 96% support from stockholders for our 2022 say-on-pay proposal. The Compensation Committee is appreciative of this support and believes it indicates that stockholders are supportive of our pay program structure and the alignment we have created between management and stockholder interests. The Compensation Committee will continue to consider the results of future stockholder votes, along with other forms of stockholder input and feedback, when structuring executive pay.

Role of Compensation Committee and Board of Directors
Our Compensation Committee is responsible for overseeing the total compensation of our executive officers, including the underlying philosophy and related policies of our compensation program. In its capacity, the Compensation Committee designs, implements, reviews, approves and, as it deems appropriate, recommends for approval to our Board of Directors, all compensation for our CEO and our other executive officers. From time to time, and in conjunction with our Compensation Committee, the independent members of our Board of Directors may also be involved in setting the compensation of our CEO and other executive officers and determining the corporate objectives upon which our short-term and long-term incentives are based. Our Compensation Committee’s decisions and recommendations regarding executive compensation are based on the Compensation Committee’s assessment of the performance of Nurix and each individual executive officer, as well as other factors, such as prevailing industry trends and the competitive market for executive talent.
Role of CEO and Management
Our CEO contributes recommendations to the Compensation Committee regarding the base compensation and target incentive amounts of our named executive officers, though not with respect to his own compensation. These recommendations take into account factors such as internal pay equity, changes in responsibilities, personal performance and contributions, and retention requirements, as well as applicable peer and industry compensation levels.
Our Compensation Committee considers, but is not required to follow, management’s recommendations, and may adjust compensation up or down as it determines in its discretion. The CEO is not present for discussions regarding his pay but is present during discussions of pay for the other named executive officers.
Role of Independent Compensation Consultant
The Compensation Committee retained Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”)as its independent outside compensation consultant to provide objective analysis in support of our compensation program. The Compensation Committee has sole authority to retain or replace its independent compensation consultants, and annually evaluates Aon’s independence and performance under applicable SEC rules and Nasdaq listing standards. The Compensation Committee believes that working with an independent compensation consultant helps inform and support our objectives to recruit and retain qualified executives and align executive and stockholder interests, and ensures that executive compensation packages appropriately motivate and reward ongoing achievement of our long term business goals. The Compensation Committee conducted a specific review of its relationship with Aon in fiscal year 2022 and determined that Aon’s work for the compensation committee did not raise any conflicts of interest.
For our fiscal year ended November 30, 2022, Aon assisted the Compensation Committee with, among other things:
•	Executive market pay analysis;
•	Reviewing and modifying the compensation peer group;
•	Reviewing and modifying executive pay programs; and
•	Reviewing certain proxy statement disclosures, including this Compensation Disclosure.
Use of a Peer Group & Competitive Data
With Aon’s analysis and recommendations, in August 2021 the Compensation Committee developed and approved a peer group of companies to inform a broad perspective on competitive pay levels and practices for making fiscal year 2022 compensation decisions. When selecting peers, the Compensation Committee used the following criteria:
•	Industry – U.S.-based Biotechnology and Pharmaceutical companies, with an emphasis on companies that have recently gone public
•	Stage – Target pre-clinical and early clinical-stage (phase 1 or 2) companies, with an emphasis on those that focus on immuno-oncology

•	Market Capitalization – between $400 million and $4 billion (approximately 0.3x to 3.0x Nurix’s 30 day average market cap when the analysis was completed)
•	Location – preference weighted toward Bay Area companies, or other biotech “hubs”
•	Headcount – generally between 50 and 500 employees
Using the above criteria, the Compensation Committee determined the fiscal year 2022 peer group would consist of the following 20 companies:
Applied Molecular Transport	Harpoon Therapeutics	Precision BioSciences
Arcus Biosciences	IGM Biosciences	RAPT Therapeutics
Arvinas	Iteos Therapetucis	Relay Therapeutics
Black Diamond Therapeutics	Kronos Bio	Revolution Medicines
C4 Therapeutics	Kymera Therapeutics	Sutro Biopharma
CytomX Therapeutics	Mersana Therapeutics	Turning Point Therapeutics
Gritstone Oncology	ORIC Pharmaceuticals
In setting compensation for our executive officers, including our named executive officers, the Compensation Committee uses competitive compensation data from an Aon annual total compensation study of the selected peer group companies and other relevant survey sources to inform its decisions about overall compensation opportunities and specific compensation elements. The Compensation Committee uses our compensation peer group as one data point among many when setting executive pay packages.
ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM
The Company’s executive compensation program consists of three primary elements: base salaries, annual cash incentives, and long-term equity awards, which for fiscal year 2022 was provided in the form of stock options and restricted stock units (RSUs). As noted above, our Compensation Committee consults with our independent compensation consultant and, among other considerations, reviews the pay practices of our peer group in determining the mix and size of each element of our compensation program.
Base Salary
Base salary is the only fixed component of our named executive officers’ total cash compensation and provides competitive and stable pay to attract and retain our executives. We make annual salary decisions by taking into account competitive data, the skills and experience that each executive brings to Nurix, and the performance contributions of each executive. The base salaries for our named executive officers for fiscal year 2022 are included below.
Executive	Fiscal Year 2022 Base Salary ($)
Arthur T. Sands	575,000
Hans van Houte	470,000
Gwenn M. Hansen	480,000
Annual Cash Incentives
We believe that a portion of the target total cash compensation for each named executive officer should be in the form of an annual cash incentive opportunity, which is intended to motivate our executive officers to achieve annual corporate and individual performance objectives. The CEO does not have individual performance objectives as he is more directly responsible for the achievement of our corporate objectives.
Each named executive officer’s target bonus is calculated as a percentage of his or her base salary. In January 2022, the Compensation Committee determined the target bonus percentage for Dr. Hansen and Mr. van Houte and the Board of Directors, upon recommendation from the Compensation Committee, determined the target bonus percentage for Dr. Sands for fiscal year 2022. Based on their consideration of the compensation practices of the fiscal year 2022 peer group and the intensely competitive talent market, the Board of Directors determined that the CEO’s target bonus would increase to 60% and the Compensation Committee determined that the other named executive officers’ target bonus percentages would remain unchanged at 40%.

For fiscal year 2022, the annual bonuses for our executive officers were based on the achievement of corporate objectives and, for the named executive officers other than the CEO, individual performance objectives, with bonuses weighted at 70% for corporate performance objectives (100% for the CEO) and 30% for individual objectives for the named executive officers other than the CEO. We believe this weighting is appropriate as it incentivizes significant focus on strategic corporate goals, as well as individual growth and leadership.
The corporate performance goals for the fiscal year 2022 bonuses were determined by our Board of Directors, upon recommendation from the Compensation Committee, and included certain developmental, research, financial, and operational milestones. In addition, our fiscal year 2022 bonus program included two stretch goals under which any actual annual cash bonus otherwise payable could be increased if our stretch goals were achieved, such that the maximum bonus that could have been achieved for fiscal year 2022 was 125% of the executive’s target bonus opportunity. We did not provide for any guaranteed minimum bonus payment. The Compensation Committee did not weight our 2022 corporate goals and retained full discretion to determine the corporate goal achievement based on all factors and circumstances effecting achievement.
The corporate objectives were designed to directly impact our ability to advance and expand our product portfolio platform, advance our strategic business and financial partnerships, advance our hiring needs with sufficient fiscal discipline to retain cash runway, and increase the overall value of the Company in the future. In particular, our product development goals emphasized the importance of meeting key clinical milestones and creating shareholder value. Likewise, our product development goals were aligned with our strategic investment in research and development. The goals pertain to confidential company development and business plans, the disclosure of which in any additional granularity would result in competitive harm to the Company. The Board of Directors believed that each of these goals would be significantly challenging and would require a high level of performance in order to be achieved.
In January 2023, the independent members of our Board of Directors reviewed performance against the fiscal year 2022 corporate goals. The independent members of our Board of Directors recognized the effective execution and significant progress made on certain critical business goals, including the advancement of our clinical programs and the achievement of our internal research goals and those related to our partnered programs. The independent members of our Board of Directors considered these achievements to be significant. Accordingly, our Board of Directors determined that our corporate goals were achieved at 85% of target.
The Compensation Committee and the independent members of our Board of Directors, following recommendations from our Compensation Committee, determined that Dr. Hansen achieved her individual performance objectives at 115% of target for a total bonus achievement of 94% of target and Mr. van Houte achieved his individual performance objectives at 105% of target for a total bonus achievement of 91% of target. Since the CEO’s performance objectives are equivalent to the corporate performance objectives, Dr. Sands’ bonus was earned at 85% of target. The independent members of our Board of Directors and our Compensation Committee approved cash bonuses for fiscal year 2022 for the named executive officers as follows:
Executive	Target Annual Incentive (as a % of Base Salary)	Target Annual Incentive ($)	2022 Earned Award ($)
Arthur T. Sands	60	345,000	293,250
Hans van Houte	40	188,000	171,080
Gwenn M. Hansen	40	192,000	180,480
Annual Equity Grants
Because of the direct relationship between the value of our equity awards and the fair market value of our common stock, we believe that granting long-term equity awards is the best method of motivating our named executive officers in a manner that aligns their interest with our long-term strategic direction and the interests of our stockholders, as well as providing executive officers an incentive to remain with us as their equity awards vest. We have historically granted equity awards to new executive officers upon the commencement of their employment and consider additional grants to existing executive officers annually, based on our overall corporate performance, individual performance, the equity award practices of our peer group companies, the executive’s potential for future responsibility and criticality of his or her work to our long-term success, and the retentive value of the executive officers’ outstanding awards.

For fiscal year 2022, our long-term incentive program consisted of stock options granted to the CEO and a mix of stock options and RSUs granted to the other named executive officers. As discussed above, these stock options are intended to incentivize delivery of sustainable long-term value and to provide strong retentive value for our executive officers.
We believe stock options continued to be an appropriate equity instrument for our named executive officers for fiscal year 2022, as stock options will only have value if our stock price rises and therefore reward performance and strong growth and provide strong retentive value for our executive officers. Additionally, we have added time-based RSUs as a new element of our compensation program for named executive officers (other than the CEO). RSUs also serve as an important retention vehicle and align the interests of management and stockholders to promote stability and retention of our executive team while being less dilutive than stock options.
Our Compensation Committee worked with our independent compensation consultant to determine the appropriate pay mix between equity compensation and cash compensation and considered the practices of our peer group as one data point in their determination of the appropriate proportion and size of the equity grants. The Compensation Committee also takes into consideration each named executive officer’s recent performance history, his or her potential for future responsibility, criticality of his or her work to the long-term success of our company as well as the retentive hold of his or her then-outstanding equity awards and our retention needs. The Compensation Committee has the discretion to give relative weight to each of these factors as it sets the size of the equity grant to appropriately create an opportunity for reward based on increasing stockholder value.
Consistent with prior years, and based on the analysis and considerations described above, our Compensation Committee granted annual refresh equity awards to our named executive officers in January 2022. As noted above, our CEO received only stock options and our other named executive officers received a split of 70% stock options and 30% RSUs. Our annual stock options have four-year vesting provisions and our annual RSUs have four-year vesting provisions, both to align with long-term value creation and provide a strong retention incentive for our leadership team.
In June and July 2022, we identified that certain of the stock options held by our employees, including those held by our named executive officers, were underwater by approximately 35% to 50% and thus no longer provided incentive value and posed a retention risk for certain executives and employees who are key to the successful execution of our strategic initiatives. We operate in a highly competitive market for our talent and losing our key team members could be detrimental to our success. Accordingly, our Compensation Committee determined to grant additional stock options to all employees, including our named executive officers, to provide the necessary retention to keep our team focused on driving towards our success. In considering other alternatives, the Compensation Committee determined that these retention awards balanced stockholder interests with achieving our retention and strategic business goals by supporting continuity of the executive leadership team, as compared to either reducing the impacted options' exercise prices or providing cash awards.
Fiscal Year 2022 Equity Awards
Executive	(#)	Total Grant Date Fair Value ($)
Arthur T. Sands	700,000(1)	8,505,239
Hans van Houte	270,071(2)	3,656,940
Gwenn M. Hansen	227,044(3)	3,163,393
(1)	Includes 300,000 options granted on January 20, 2022, and 400,000 options granted on August 9, 2022
(2)	Includes 103,894 options and 46,177 RSUs granted on January 19, 2022, and 120,000 options granted on August 9, 2022
(3)	Includes 115,438 options and 51,308 RSUs granted on January 19, 2022, and 60,298 options granted on August 9, 2022.
In June 2022, we and Dr. Sands agreed to the cancellation of the performance-based option to purchase 100,000 shares of our common stock, granted to Dr. Sands in June 2020, which was eligible to vest based on the achievement of milestones relating to our former wholly-owned subsidiary DeCART Therapeutics, Inc. We determined that the milestones would not be achieved.
Other Benefits
Our named executive officers are eligible to participate in our employee benefit plans on the same basis as our other employees, including our 401(k) plan, health and welfare plans, cell phone costs and reimbursement for certain wellness benefits. Additionally, Dr. Sands and Mr. van Houte received reimbursement for certain housing related costs as set forth in the Summary Compensation Table.
OTHER COMPENSATION PRACTICES AND POLICIES
Hedging and Pledging Prohibitions
All of our employees, officers and directors, consultants, and contractors (covered persons) are subject to our Insider Trading Policy. The policy prohibits the unauthorized disclosure of any material nonpublic information acquired in the workplace and the misuse of material nonpublic information in securities trading. The policy also includes specific provisions which bar covered persons from hedging and pledging our securities. Covered persons are prohibited from pledging Nurix securities as collateral in a margin account or for loans unless specific pre-approval has been obtained from Nurix’s general counsel. Additionally, covered persons are barred from engaging in transactions in publicly-traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities. This prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding Company securities. We recently amended our Insider Trading Policy to reflect the SEC’s new rules regarding Rule 10b5-1 plans.
Clawback Policy
We intend to adopt a general compensation recovery policy covering our short-term and long-term incentive award plans and arrangements once The Nasdaq Stock Market LLC has adopted an SEC-approved listing standard that complies with Exchange Act Rule 10D-1.
Employment Agreements
Each of our named executive officers is employed at-will and their compensation is reviewed periodically and subject to the discretion of our Board of Directors and Compensation Committee. We have entered into offer letters with each of our named executive officers. Each of these offer letters include each officer’s base salary, an annual incentive cash bonus opportunity and standard employee benefit plan participation. The offer letters also acknowledge that each named executive officer will participate in our Severance and Change in Control Plan. Any potential payments and benefits due upon a termination of employment or in connection with a change in control of us are described below in “ —Potential Payments upon Termination or Change in Control.”
Accounting and Tax Considerations
We account for equity-based compensation under FASB ASC Topic 718, “Compensation–Stock Compensation”, which requires us to value and record an expense over the service period of the award. Thus, we may record an expense in one year for awards granted in earlier years. Accounting rules also require the recording of cash compensation as an expense when earned.
The Compensation Committee considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (Code) in designing, establishing, and implementing our executive compensation policies and practices. Section 162(m) generally prohibits us from deducting any compensation over $1 million per taxable year paid to certain of our named executive officers.
While the Compensation Committee considers the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.
In addition to considering the tax consequences, the Compensation Committee considers the accounting consequences of its decisions, including the impact of expenses being recognized in connection with equity-based awards, in determining the size and form of different equity-based awards.
Risks from Compensation Policies and Practices
The Compensation Committee reviews our compensation policies and practices to determine areas of potential risks and the actions we have taken, or should take, to mitigate any such identified risks. Based on the Compensation Committee’s review of our compensation policies and practices, we do not believe that any risks relating to our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on our business.

COMPENSATION TABLES
Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(10)	All Other Compensation ($)	Total ($)
Arthur T. Sands, M.D., Ph.D. President, Chief Executive Officer and Director	2022	572,083	—		8,505,239(3)	293,250	45,649(4)	9,416,222
	2021	538,750	—		3,948,993	297,000	6,723(5)	4,791,466
Hans van Houte Chief Financial Officer	2022	465,417	—	899,990(3)	2,756,950(3)	171,080	14,244(6)	4,307,781
	2021	413,750	—		1,053,065	175,130	18,012(7)	1,659,957
Gwenn M. Hansen, Ph.D. Chief Scientific Officer	2022	476,250	—	999,993(3)	2,163,400(3)	180,480	4,460(8)	3,824,583
	2021	433,750	97,600(1)		1,579,597	186,180	6,201(9)	2,303,328
(1)
Represents two installments of Dr. Hansen’s recognition bonus, which were paid in July 2021 and November 2021, respectively. In October 2019, we adopted a one-time special recognition bonus program for Dr. Hansen and certain other employees. Under the program, Dr. Hansen received a cash bonus payment of $244,000 paid in five equal installments of $48,800. The first installment was paid in November 2019, with subsequent payments made on July 31, 2020, November 30, 2020, July 30, 2021 and November 30, 2021

(2)
The amounts reported in the “Stock Awards” and “Option Awards” columns represent the aggregate grant date fair value of such awards granted to our named executive officers during the fiscal years ended November 30, 2022, and 2021 as computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the aggregate grant date fair value of the equity awards reported in this column are set forth in Note 8 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended November 30, 2022. Note that the amounts reported in these columns reflect the accounting cost for these equity awards, and do not correspond to the actual economic value that may be received by our named executive officers from the equity awards.

(3)	For more information regarding these awards, including vesting information, see “Outstanding Equity Awards at 2022 Fiscal Year-End Table” below.
(4)	The amount includes (i) $3,500 in 401(k) plan matching contributions, (ii) $960 for reimbursement of cellular phone costs and (iv) $41,189 for housing expenses.
(5)	The amount includes (i) $2,263 for travel expenses, (ii) $3,500 in 401(k) plan matching contributions and (iii) $960 for reimbursement of cellular phone costs.
(6)
The amount represents: (i) $3,500 in 401(k) plan matching contributions; (ii) $960 for reimbursement of cellular phone; (iii) $900 for reimbursement for wellness activities; and (iv) $8,884 for housing expenses.

(7)	The amount includes (i) $1,520 for travel expenses, (ii) $3,500 in 401(k) plan matching contributions, (iii) $960 for reimbursement of cellular phone costs and (iv) $12,032 for housing expenses.
(8)	The amount represents: (i) $3,500 in 401(k) plan matching contributions; and (ii) $960 for reimbursement of cellular phone
(9)
The amount includes (i) $1,362 for travel expenses, (ii) $3,500 in 401(k) plan matching contributions, (iii) $960 for reimbursement of cellular phone costs and (iv) $379 for reimbursement for wellness activities.

(10)	For additional information regarding the non-equity incentive plan compensation, see “—Compensation Disclosures —Annual Cash Incentives.”

Outstanding Equity Awards at 2022 Fiscal Year-End
	Option Awards(1)							Stock Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	EIP Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock that have not Vested (#)	Market Value of Units of Stock that have not Vested ($)
Arthur Sands	8/29/2019(2)	6/10/2019	249,999	—		1.86	8/28/2029
	2/27/2020(2)	2/18/2020	153,333	—		7.26	2/26/2030
	6/14/2020(2)	6/1/2020	71,021	46,518		9.57	6/13/2030
	10/21/2020(2)	7/23/2020	469,099	335,071		26.91	10/20/2030
	2/11/2021(2)	2/11/2021	65,625	84,375		38.97	2/10/2031
	1/20/2022(2)	1/20/2022	62,500	237,500		18.89	1/19/2032
	8/9/2022(2)	8/9/2022	25,000	375,000		18.50	8/8/2032
Hans van Houte	3/2/2018(2)	2/2/2018	9,027	—		1.20	3/1/2028
	8/29/2019(2)	6/10/2019	20,136	—		1.86	8/28/2029
	2/27/2020(2)	2/18/2020	36,504	—		7.26	2/26/2030
	5/28/2020(2)	5/28/2020	83,333	—		9.57	5/27/2030
	2/11/2021(2)	2/11/2021	17,500	22,500		38.97	2/10/2031
	1/19/2022(2)	1/19/2022	21,645	82,249		19.49	1/18/2032	37,519(4)	731,245
	8/9/2022(2)	8/9/2022	7,500	112,500		18.50	8/8/2032
Gwenn Hansen	2/11/2016(3)	12/14/2015	31,333	—		0.84	2/10/2026
	3/2/2018(2)	2/2/2018	8,333	—		1.20	3/1/2028
	11/15/2018(2)	9/3/2018	20,000	—		1.68	11/14/2028
	8/29/2019(2)	6/10/2019	66,666	—		1.86	8/28/2029
	2/27/2020(2)	2/18/2020	67,466	—		7.26	2/26/2030
	5/28/2020(2)	5/28/2020	81,905	—		9.57	5/27/2030
	2/11/2021(2)	2/11/2021	26,250	33,750		38.97	2/10/2031
	1/19/2022(2)	1/19/2022	24,050	91,388		19.49	1/18/2032	41,688(4)	812,499
	8/9/2022(2)	8/9/2022	3,769	56,529		18.50	8/8/2032
(1)
The outstanding stock option awards granted on and after October 21, 2020 were granted under the 2020 Equity Incentive Plan. All other outstanding stock option awards were granted under the 2012 Equity Incentive Plan.

(2)	This stock option vests monthly at the rate of 1/48th of our common stock underlying the stock option following the vesting commencement date, in each case subject to continued service to us.
(3)
This stock option vests at a rate of 1/4th of the shares of our common stock underlying the stock option on the one-year anniversary of the vesting commencement date and an additional 1/48th vests monthly thereafter, subject to the executive’s continued service to us.

(4)
These restricted stock units vest in substantially equal increments quarterly over four years, with the first quarterly incremental vesting on April 30, 2022, subject to the executive’s continued services to us.

Potential Payments upon Termination or Change in Control
Certain of our officers, including our named executive officers, participate in our Executive Severance and Change in Control Plan (“Executive Severance Plan”).
Outside of a Change in Control. Pursuant to the Severance Plan and his Executive Severance Plan participation agreement, if Dr. Sands is terminated without “cause” or resigns for “good reason” (as such terms are defined in the Executive Severance Plan) prior to a “change in control” of us (as defined in the Executive Severance Plan”) or following the 12-month anniversary of a change in control of us, he will be entitled to receive a cash amount, payable in a lump sum, equal to his (i) annual base salary and (ii) any annual bonus earned for our prior completed fiscal year to the extent not yet paid. In addition, Dr. Sands will be entitled to continued coverage under our group-healthcare plans for a period ending on the earlier of (x) 12 months following the termination date and (y) the date that he and his covered dependents become eligible for coverage under another employer’s plans.
Pursuant to the Executive Severance Plan and their applicable Executive Severance Plan participation agreements, if our other named executive officers (other than Dr. Sands) are terminated without cause or resign for good reason prior to a change in control of us, or following the 12-month anniversary of a change in control of us, they will be entitled to receive a cash amount, payable in a lump sum, equal to (i) 0.75 times their annual base salary and (ii) any annual bonus earned for our prior completed fiscal year to the extent not yet paid. In addition, they will be entitled to continued coverage under our group-healthcare plans for a period ending on the earlier of (x) nine months following the termination date and (y) the date that they and their covered dependents become eligible for coverage under another employer’s plans.
In Connection with a Change in Control. In the event that Dr. Sands is terminated without cause or resigns for good reason within 12 months following a change in control of us, then in lieu of the foregoing, he will be entitled to receive a cash amount, payable in a lump sum, equal to (i) two times his annual base salary, (ii) any annual bonus earned for our prior completed fiscal year to the extent not yet paid and (iii) his target bonus for the fiscal year in which the termination occurs. Dr. Sands will also be entitled to continued coverage under our group-healthcare plans for a period ending on the earlier of (x) 24 months following the termination date and (y) the date that Dr. Sands and his covered dependents become eligible for coverage under another employer’s plans. In addition, each then-outstanding equity award that vests subject to Dr. Sand’s continued service will automatically become vested and exercisable in full and any equity awards subject to performance-based vesting criteria will be treated in accordance with the applicable award agreement or other applicable equity incentive plan governing the terms of such equity award.
In the event that our named executive officers other than Dr. Sands are terminated without cause or resigns for good reason within 12 months following a change in control of us, then in lieu of the payments and benefits set forth above, they will be entitled to receive a cash amount, payable in a lump sum, equal to (i) their annual base salary, (ii) any annual bonus earned for our prior completed fiscal year to the extent not yet paid and (iii) their target bonus for the fiscal year in which the termination occurs. Such named executive officers will also be entitled to continued coverage under our group-healthcare plans for a period ending on the earlier of (x) 12 months following the termination date and (y) the date that they and their covered dependents become eligible for coverage under another employer’s plans. In addition, each then-outstanding equity award that vests subject to their continued service will automatically become vested and exercisable in full and any equity awards subject to performance-based vesting criteria will be treated in accordance with the applicable award agreement or other applicable equity incentive plan governing the terms of such equity award.
The vesting of any outstanding equity award that is not assumed by a successor company following a change in control of us will automatically accelerate in full without regard to the named executive officers termination of service.
For purposes of the Executive Severance Plan, “cause” means: an Executive Severance Plan participant (i) has been convicted of, or has pleaded guilty or nolo contendere to, any felony or crime involving moral turpitude, (ii) has engaged in a willful act of misconduct, or committed any act of fraud, theft, embezzlement, misappropriation of funds, breach of fiduciary duty or other willful act of material dishonesty against us, (iii) other than in the case of a termination of employment during the period commencing on the change in control and ending 12 months following the change in control (the “change in control period”), has materially failed or refused to satisfactorily perform the material duties lawfully and reasonably assigned to the him or her or has performed such material duties with gross negligence; (iv) has breached any material term or condition of his or her employment agreement, or Employment, Confidential Information and Intellectual Property Assignment Agreement with us or any other material agreement with us; or (v) acted in willful violation or disregard of any written policy or practice of ours, including a code of conduct, which results in material loss, damage or injury to us; in each case provided that any of the foregoing may be cured, if curable, within 30 days’ notice from us.
For purposes of the Executive Severance Plan, “good reason” means: a cessation of an Executive Severance Plan participant’s employment as a result of the participant’s resignation within 120 days after the occurrence of one or more of the following without the participant’s consent: (i) a reduction of more than 10% in participant’s base salary as an employee of us, except to the extent we implement an equal percentage reduction applicable to all executive officers and management personnel; (ii) a material reduction in the participants duties, responsibilities or authority at Nurix; provided that this clause (ii) will only apply in the case of a termination during a change in control period; (iii) a change in the geographic location at which the participant must perform services which results in an increase in the one-way commute of the participant by more than 50 miles, provided that our requirement that participant work remotely or return to work at participant’s designated company office following a current or future remote work period required by the Company in its sole discretion will not constitute the foregoing change in geographic location; or (iv) a successor of the ours does not assume the Executive

Severance Plan. A resignation for good reason will not be deemed to have occurred unless the participant gives us written notice of the condition within 90 days after the condition comes into existence and we fail to remedy the condition within 30 days after receiving the participant’s written notice.
For purposes of the Executive Severance Plan, “change in control” means: the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of us representing more than fifty percent (50%) of the total voting power represented by our then outstanding voting securities; (ii) the consummation of the sale or disposition by us of all or substantially all of our assets; or (iii) the consummation of a merger or consolidation of us with any other corporation, other than a merger or consolidation which would result in the our voting securities outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by our voting securities or such surviving entity or its parent outstanding immediately after such merger or consolidation; provided that the event also qualifies as a change in control under U.S. Treasury Regulation 1.409A-3(i)(5)(v) or 1.409A-3(i)(5)(vii).
All such severance payments and benefits are subject to each named executive officer’s execution of a general release of claims against us. The terms of the Executive Severance Plan supersede all prior agreements with our named executive officers, including their respective individual offer letters and employment agreements, with respect to any severance payments and equity acceleration to which any such named executive officers may be entitled upon a termination of service or change in control of us.
The Executive Severance Plan includes a 280G “best-net” cutback, which would cause an automatic reduction in any payments or benefits that the named executive officer would receive that constitute parachute payments within the meaning of Code Section 280G, in the event such reduction would result in the named executive officer receiving greater payments and benefits on an after-tax basis.

EQUITY COMPENSATION PLAN INFORMATION
The following table presents information as of November 30, 2022, with respect to compensation plans under which shares of our common stock may be issued.
Plan category	Number of securities to be issued upon exercise of outstanding options and rights (#) (a)	Weighted- average exercise price of outstanding options and rights ($) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#) (c)
Equity compensation plans approved by security holders(1)	9,041,781(2)	$19.47(3)	2,159,814(4)
Equity compensation plans not approved by security holders	—	—	—
Total	9,041,781	$19.47	2,159,814
(1)	Consists of our 2012 Equity Incentive Plan (2012 EIP) and our 2020 Equity Incentive Plan (2020 EIP), and excludes purchase rights accruing under our 2020 Employee Stock Purchase Plan (2020 ESPP).
(2)	Includes 8,256,957 stock options and 784,824 shares underlying restricted stock units (RSUs).
(3)	The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price.
(4)
There are no shares of common stock available for issuance under our 2012 EIP, but the plan will continue to govern the terms of stock options granted thereunder. Any shares of common stock that are subject to outstanding awards under the 2012 EIP that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally become available for future grant and issuance under our 2020 EIP. In addition, this includes 834,291 shares of common stock that remain available for grant under our 2020 EIP and 1,325,523 shares of common stock that remain available for purchase under the 2020 ESPP. Additionally, the number of shares reserved for issuance under our 2020 EIP increase automatically on December 1 of each of 2020 through 2029 by the number of shares equal to the lesser of 4% of the aggregate number of outstanding shares of our common stock as of the immediately preceding November 30, or a number as may be determined by our Board of Directors. Pursuant to this provision, the number of shares reserved for grant and issuance under our 2020 EIP increased by 1,886,891 on December 1, 2022. Similarly, the number of shares reserved for issuance under our 2020 ESPP increase automatically on December 1 of each of 2020 through 2029 by the number of shares equal to the lesser of 1% of the aggregate number of outstanding shares of our common stock as of the immediately preceding November 30, or a number of shares as may be determined by our Board of Directors. Pursuant to this provision, the number of shares reserved for grant and issuance under our 2020 ESPP increased by 471,722 shares on December 1, 2022.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
From December 1, 2020 to the present, there have been no transactions, and there are currently no proposed transactions, in which the amount involved exceeds $120,000 to which we or any of our subsidiaries was (or is to be) a party and in which any director, director nominee, executive officer, holder of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had (or will have) a direct or indirect material interest, except for payments set forth under “Proposal No. 1 Election of Class III Directors” and “Executive Compensation” above.
Policies and Procedures for Related-Party Transactions
Our Board of Directors has adopted a written related person transactions policy. Under this policy, our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a material related person transaction with us without the review and approval of our Audit Committee, or a committee composed solely of independent directors in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates in which the amount involved exceeds $120,000 will be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

ADDITIONAL INFORMATION
Stockholder Proposals and Director Nominations to be Presented at Next Annual Meeting
Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. Our amended and restated bylaws provide that for stockholder nominations to our Board of Directors or other proposals to be considered at an annual meeting of stockholders, the stockholder must give timely notice thereof in writing to the Secretary at Nurix Therapeutics, Inc., 1700 Owens Street, Suite 205, San Francisco, California, 94158.
To be timely for our company’s annual meeting of stockholders to be held in 2024 (the 2024 Annual Meeting), a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not earlier than 5:00 p.m. Eastern Time on January 5, 2024 and not later than the 5:00 p.m. Eastern Time on February 4, 2024. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the 2024 Annual Meeting the information required by applicable law and our amended and restated bylaws. However, if the date of the 2024 Annual Meeting is more than 30 days before or more than 70 days after the one-year anniversary of the date of our 2023 Annual Meeting, for the stockholder notice to be timely, it must be delivered to the Secretary at our principal executive offices not earlier than 5:00 p.m. Eastern Time on the 120th day prior to the date of our 2024 Annual Meeting and not later than 5:00 p.m. Eastern Time on the later of (1) the 90th day prior to such annual meeting or (2) the 10th day following the day on which public announcement of the date of such meeting is first made by us.
To comply with our amended and restated bylaws as well as the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees for 2024 Annual Meeting must ensure that our Secretary receives written notice that sets forth all information required by our amended and restated bylaws and by Rule 14a-19(b) under the Exchange Act within the time frames set forth above.
Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2024 Annual Meeting must be received by us not later than November 25, 2023, in order to be considered for inclusion in our proxy materials for that meeting. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the 2024 Annual Meeting the information required by applicable law and our amended and restated bylaws.
Delinquent Section 16(a) Reports
Section 16 of the Exchange Act requires our directors, certain officers, and beneficial owners of more than ten percent of our common stock to file reports with the SEC indicating their holdings of and transactions in the company’s equity securities. Based solely on a review of such copies and written representations from our reporting persons, the company believes that all Section 16 filing requirements were fulfilled on a timely basis during fiscal year 2022.
Available Information
The Annual Report on Form 10-K is also available at ir.nurixtx.com.
“Householding” - Stockholders Sharing the Same Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report on Form 10-K and proxy materials, unless the affected stockholder has provided other instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.
We expect that a number of brokers with account holders who are our stockholders will be “householding” our Annual Report on Form 10-K and proxy materials. A single set of Annual Report on Form 10-K and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders of record may revoke their consent at any time by contacting American Stock Transfer & Trust Company, LLC, either by calling toll-free (800) 937-5449, or by writing to American Stock Transfer & Trust Company, LLC, Operations Center, 6201 15th Avenue, Brooklyn, New York 11219. Stockholders who are the beneficial owners of shares held in an account with a brokerage firm, bank, trustee or similar organization may revoke their consent at any time by contacting their broker, bank, or other holder of record.
Upon written or oral request, we will undertake to promptly deliver a separate copy of the proxy statement, proxy card, Annual Report on Form 10-K and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the proxy statement, proxy card, Annual Report on Form 10-K and other proxy materials, you may write our Investor Relations Department at Nurix Therapeutics, Inc., 1700 Owens Street, Suite 205, San Francisco, California, 94158, Attn: Investor Relations, or submit a request on our website at ir.nurixtx.com/shareholder-resources/contact-ir.
Any stockholders who share the same address and currently receive multiple copies of our Annual Report on Form 10-K and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about “householding” or our Investor Relations Department at the address or telephone number listed above.
OTHER MATTERS
Our Board of Directors does not presently intend to bring any other business before the meeting and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 3, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NRIX2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 3, 2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V05629-P87238 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NURIX THERAPEUTICS, INC.

The Board of Directors recommends you vote FOR the listed nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Arthur T. Sands, M.D., Ph.D.
02) Lori A. Kunkel, M.D.
03) Paul M. Silva

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. **If no direction is made, this proxy will be voted "FOR ALL" for Proposal 1, "FOR" Proposal 2 and "FOR" Proposal 3.**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

V05630-P87238

NURIX THERAPEUTICS, INC.
Annual Meeting of Stockholders
May 4, 2023 9:00 AM, PDT
This proxy is solicited on behalf of the Board of Directors

The stockholder(s) hereby appoint(s) Arthur T. Sands and Christine Ring, or either of them, as attorneys and proxies, each with the full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock of Nurix Therapeutics, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m. Pacific Time on Thursday, May 4, 2023, by virtual meeting via live webcast, and any adjournment or postponement thereof, in accordance with the instructions set forth on the reverse side of this proxy card. The proxies are authorized to vote in their discretion upon all matters incident to the conduct of the meeting, and upon such other business as may properly come before the meeting, and at any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Continued and to be signed on reverse side